Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 1, 2006 relating to the consolidated financial statements, of The Tube Media Corp. (formerly known as AGU Entertainment Corp.), appearing in Form 10-KSB, for the years ended December 31, 2005 and 2004.

/s/Weinberg & Company, P.A. WEINBERG & COMPANY, P.A. Certified Public Accountants

Boca Raton, Florida
July 25, 2006